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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported) February 28, 2008
LODGENET INTERACTIVE CORPORATION
(Exact Name of Registrant as Specified in Charter)

Delaware	0-22334	46-0371161

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3900 West Innovation Street, Sioux Falls, SD		57107

(Address of Principal Executive Offices)		(Zip Code)
Registrant’s telephone number, including area code (605) 988-1000
n/a
(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.
     On February 28, 2008, LodgeNet Interactive Corporation (the “Company”) entered into a Rights Agreement (the “New Rights Plan”) with Computershare Investor Services, LLC (“Computershare”), which is a new plan that replaces that certain Amended and Restated Rights Agreement, dated February 28, 2007, between the Company and Computershare (amending and restating that certain Rights Agreement dated as of March 5, 1997, between the Company and Computershare, as successor-in-interest to Harris Trust and Savings Bank) (the “Old Rights Plan”). The Old Rights Plan would have expired on February 28, 2008. On February 28, 2008, the Board of Directors of the Company declared a dividend distribution of one right for each outstanding share of common stock, par value $.01 per share, of the Company to stockholders of record at the close of business on February 28, 2008.
     The stockholders of the Company will be asked to vote at the Company’s upcoming Annual Meeting to approve the New Rights Plan. The New Rights Plan will expire and all rights will be terminated if the New Rights Plan is not ratified by the stockholders by February 28, 2009.
     The New Rights Plan, like the Old Rights Plan, is intended to deter coercive or abusive tender offers and market accumulations. The New Rights Plan is designed to encourage an acquirer to negotiate with the Company’s Board of Directors (the “Board”) and to enhance the Board’s ability to act in the best interests of all of the Company’s stockholders.
     Among other things, the New Rights Plan contains the following revisions to the Old Rights Plan to provide greater control to the stockholders:
(i)	The term expires if the New Rights Plan is not ratified by the stockholders once every three years, and as a result, the New Rights Plan does not provide for a “TIDE Committee” to review the plan every three years.
(ii)	The New Rights Plan maintains the identical provision which requires that any offer meeting specified criteria (a “Qualified Offer”) will be submitted to the Company’s stockholders for consideration in certain circumstances, except that (A) the period in which the holders of record (or their duly authorized proxy) of 10% of the outstanding shares of the Company may call a special meeting to vote on redeeming the rights has been expanded to be not earlier than 60 business days nor later than 90 business days after a Qualifying Offer is commenced, rather than an outside date of 80 business days as contained in the Old Rights Plan, and (B) the requisite vote at any such special meeting of the stockholders has been reduced from the holders of at least two-thirds of the outstanding shares of the Company to at least a majority of the outstanding shares of the Company entitled to vote.
(iii)	The New Rights Plan maintains the identical definition of a Qualified Offer, except that the per share price and consideration of the Qualified Offer must be greater than the highest reported market price for the Company’s common stock during the twelve (12) month period immediately preceding the date on which the Qualified Offer is commenced, instead of a twenty-four (24) month look back period as contained in the Old Rights Plan.
     In addition to the amended provisions described above, the New Rights Plan also contains certain other modifications to the Old Rights Plan. The foregoing description of the New Rights Plan does not purport to be complete and is qualified in its entirety by reference to the New Rights Plan, a copy of which is filed herewith as Exhibit 4.1.

Item 3.03.	Material Modification to Rights of Security Holders.
     Please see the disclosure set forth under Item 1.01 regarding the Company’s New Rights Plan, which is incorporated by reference into this Item 3.03.

Item 9.01.	Financial Statements and Exhibits.
(d)	Exhibits
4.1	Rights Agreement, by and between LodgeNet Interactive Corporation and Computershare Investor Services, LLC, dated February 28, 2008

4.2	Summary of Rights(1)

(1)	Incorporated by reference from Exhibit B to Exhibit 4.1 filed herewith.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 3, 2008	By	/s/ James G. Naro
James G. Naro
Its Senior Vice President, General Counsel, Secretary and Chief Compliance Officer